Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Aeolus Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John L. McManus, Principal Executive Officer of the Company, and David Cavalier, Principal Financial and Accounting Officer of the Company, each certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 Date: August 14, 2014

/s/ John L. McManus
John L. McManus
President and Chief Executive Officer
(Principal Executive Officer)

Date: August 14, 2014

/s/ David Cavalier
David Cavalier
InterimChairman, Chief Financial Officer
(Principal Financial and Accounting Officer)

THIS CERTIFICATION “ACCOMPANIES” THE QUARTERLY REPORT, IS NOT DEEMED FILED WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE INTO ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (WHETHER MADE BEFORE OR AFTER THE DATE OF THE QUARTERLY REPORT), IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE CONTAINED IN SUCH FILING. A SIGNED ORIGINAL OF THIS CERTIFICATION HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.